                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                      -----------------------------------

                            BROWN-FORMAN CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                         61-0143150
(State of incorporation)                   (I.R.S. Employer Identification No.)

                 850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY 40210
             (Address of Principal Executive Offices and Zip Code)

                              Stock Option Grants
                 Brown-Forman Corporation Non-Employee Director
                               Compensation Plan
                            (Full title of the plan)
                          ---------------------------

                              MICHAEL B. CRUTCHER
                             Senior Vice President
                         General Counsel and Secretary
                            Brown-Forman Corporation
                               850 Dixie Highway
                          Louisville, Kentucky  40210
                                 (502) 585-1100

                              OGDEN NEWELL & WELCH
                           Attention: James S. Welch
                              1700 Citizens Plaza
                           500 West Jefferson Street
                        Louisville,  Kentucky 40202-2874
                                 (502) 582-1601

        (Names, addresses and telephone numbers of agents for service)

                       Exhibit Index appears on page 11

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed     Proposed
                                  Maximum      Maximum
Title of            Amount        Offering     Aggregate      Amount of
Securities          to be         Price        Offering       Registration
to be Registered    Registered    Per Share    Price          Fee
--------------------------------------------------------------------------------

Options to          7,000/1/      $51.97/2/    $363,790.00    $110.24
purchase            --------      ---------    -----------    -------
common
stock

--------------------------------------------------------------------------------

/1/ This Registration Statement also covers such indeterminable number of additional options which may be issued as a result of future adjustments made in accordance with the Brown-Forman Corporation Non-Employee Director Compensation Plan.

/2/ Estimated solely for purpose of calculating amount of registration fee which, calculated pursuant to Rule 457(h)(1) and (2), is based on the average of the high and low prices for shares of common stock of Brown-Forman Corporation on the New York Stock Exchange consolidated tape on October 22, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information
------------------------

Item 2. Registrant Information and Employee Plan Annual
-------------------------------------------------------
Information
-----------


     As allowed by Rule 428(b)(1), the information specified in Items 1 and 2 of Form S-8 will be contained in a document sent or given to plan participants. This information is not filed as part of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
-----------------------------------------------

The following documents are hereby incorporated by reference, except as superseded or modified herein:

     (a) Annual Report of Brown-Forman Corporation on Form 10-K for the year ended April 30, 1997 filed on July 22, 1997; and

     (b) Quarterly Report of Brown-Forman Corporation on Form 10-Q for the quarter ended July 31, 1997 filed on September 5, 1997.

     All documents filed by Brown-Forman Corporation ("Brown-Forman" or the "Company") with the Securities and Exchange Commission pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934 after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
---------------------------------

     The securities to be issued are stock options granted in accordance with the Brown-Forman Non-Employee Director Omnibus Compensation Plan (the "Omnibus Plan"). Upon vesting and in accordance with the provisions of the Omnibus Plan and the terms of the grant made to each grantee, each option entitles the grantee to purchase one share of the Company's Class A or Class B Common Stock, as the case may be. The Company's Class A and Class B common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934 and is traded on the New York Stock Exchange. The options, except for transfers by the laws of descent and distribution, are non-transferable.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

     The Company's Amended and Restated Certificate of Incorporation, in accordance with the laws of the State of Delaware, limits the personal liability of directors and officers of the Company.

     Officers and directors of the Company are covered by insurance policies purchased by the Company under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registration Claimed
-------------------------------------------

     Not applicable.


Item 8. Exhibits.
-----------------

Exhibit
Number         Description of Documents
-------        ------------------------

5         Opinion of Counsel, Ogden Newell & Welch, counsel to Registrant

23(a)     Consent of Coopers & Lybrand, LLP, independent accountants of
          Registrant

23(b)     Consent of Ogden Newell & Welch, counsel to Registrant (included in
          Exhibit 5)

24(a) Power of attorney authorizing Steven B. Ratoff, Michael B. Crutcher, and Garrison R. Cox to sign the Registration Statement in any and all capacities on behalf of Owsley Brown II, Barry D. Bramley, Geo. Garvin Brown III, Donald G. Calder, Owsley Brown Frazier, Richard P. Mayer, Stephen E. O'Neil, William M. Street, and James S. Welch

24(b) Certified resolution of Registrant's Board of Directors authorizing the execution of powers of attorney

99        Brown-Forman Non-Employee Director Compensation Plan

The following items were filed previously:

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT

3(a) Restated Certificate of Incorporation of the registrant, incorporated by reference to its 10-K filed on July 19, 1994

3(b) Certificate of Amendment to Restated Certificate of Incorporation of Registrant, incorporated by reference to its 10-K filed on July 19, 1994

3(c) Certificate of Ownership and Merger of Brown-Forman Corporation into Brown-Forman, Inc., incorporated by reference to its 10-K filed on July 19, 1994

3(d) Certificate of Amendment to Restated and Amended Certificate of Incorporation of Brown-Forman Corporation, incorporated by reference to Registrant's 10-K filed on July 19, 1994

3(e) Registrant's by-laws, as amended on May 25, 1988, incorporated by reference to its 10-K filed on July 26, 1993

4(a) Credit Agreement dated as of November 30, 1994, among the Registrant and a group of banks, incorporated by reference to Registrant's 10-K filed on July 17, 1995

4(b) Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant's Form S-3 (Registration No. 33-52551) filed on March 8, 1994

4(c) Amendment No. 1 dated as of February 23, 1996, to the Credit Agreement referenced above as 4(a), incorporated by reference to Registrant's 10-K filed July 3, 1996

4(d) Brown-Forman Omnibus Compensation Plan, incorporated by reference to the Appendix of the Registrant's definitive proxy statement for the Annual Meeting of Stockholders held on July 27, 1995, filed July 3, 1995

Item 9. Undertakings
--------------------

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by (i) or
     (ii) is contained in periodic reports filed by the Company pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual reports pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a director, officer or controlling person of the Company asserts a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Brown-Forman Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky.

Dated:  October 23, 1997

     BROWN-FORMAN CORPORATION


     By: /s/ Owsley Brown II
        ------------------------------------
         Owsley Brown II
         Chairman and Chief Executive Officer
         Director


     By: /s/ Garrison R. Cox
        ------------------------------------
         Garrison R. Cox
         Attorney-in-fact for
         Owsley Brown II

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                      Title
     ---------                      -----


/s/ Steven B. Ratoff
---------------------------       Steven B. Ratoff
                                  Executive Vice President (Principal
                                  Financial Officer and Principal
                                  Accounting Officer)

/s/ Barry D. Bramley      *
---------------------------       Barry D. Bramley
                                  Director

/s/ Geo. Garvin Brown III *
---------------------------       Geo. Garvin Brown III
                                  Director

/s/ Donald G. Calder      *
---------------------------       Donald G. Calder
                                  Director

/s/ Owsley Brown Frazier  *
---------------------------       Owsley Brown Frazier
                                  Director

/s/ Richard P. Mayer      *
---------------------------       Richard P. Mayer
                                  Director

/s/ Stephen E. O'Neil     *
---------------------------       Stephen E. O'Neil
                                  Director

/s/ William M. Street     *
---------------------------       William M. Street
                                  Director

/s/ James S. Welch        *
---------------------------       James S. Welch
                                  Director


* By: /s/ Garrison R. Cox
      -----------------------------
      Garrison R. Cox, Attorney-in-fact for each

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number    Description                                       Page
-------   -----------                                       ----

5         Opinion of Counsel, Ogden Newell & Welch           11

23(a)     Consent of Coopers & Lybrand, L.L.P., independent
          accountants of Registrant                          13

23(b)     Consent of Ogden Newell & Welch, counsel to
          Registrant (included in Exhibit 5)                 11

24(a)     Power of attorney authorizing Steven B.
          Ratoff, Michael B. Crutcher, and Garrison R.
          Cox to sign the Registration Statement in any
          and all capacities on behalf of Owsley Brown II,
          Barry D. Bramley, Geo. Garvin Brown III,
          Donald G. Calder, Owsley Brown Frazier,
          Richard P. Mayer, Stephen E. O'Neil,
          William M. Street, and James S. Welch              14

24(b)     Certified resolution of Registrant's Board
          of Directors authorizing the execution of
          powers of attorney                                 16

99        Brown-Forman Non-Employee Director Compensation
          Plan                                               18